Exhibit (a)(1)(g)

FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

As outlined in an e-mail dated October 23, 2007 and in the documents with respect to which hyperlinks were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

EFI has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. EFI has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by November 30, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of EFI’s offer to you are included in the e-mail dated October 23, 2007. For more information on how to participate in the offer you may contact:

Owen Steen

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, California 94404-4803

Phone: (650) 357-3241

FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

As outlined in an e-mail dated October 23, 2007 and in the documents with respect to which hyperlinks were provided in that e-mail, recently enacted Internal Revenue Code Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value (“discount options”) and which vest after December 31, 2004.

EFI has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. EFI has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by November 30, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of EFI’s offer to you are included in the e-mail dated October 23, 2007. For more information on how to participate in the offer you may contact:

Owen Steen

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, California 94404-4803

Phone: (650) 357-3241